EXHIBIT 10.2

PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT: Kevin B. Halter
Telephone: 469-633-0100

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VERMONT WITCH HAZEL COMPANY, INC. ANNOUNCES PURCHASE OF SOYO, INC. AND CHANGE IN
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CONTROL.
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DALLAS,  TEXAS - October 25, 2002.  Vermont Witch Hazel  Company,  Inc.  (OTCBB:
"VWHZ") today announced that the Company's controlling shareholder Kevin Halter, Jr. has accepted an unsolicited offer to sell majority control of the Company, 6,026,798 shares of common stock, representing approximately 51% of the Company's issued and outstanding shares to Ming Tung Chock and Nancy Chu.

As part of the agreement, VWHZ purchased 100% of the issued and outstanding shares of Soyo, Inc., a Nevada corporation in exchange for the issuance of 28,182,750 shares of common stock and 1,000,000 shares of series A Convertible stock of VWHZ. With the purchase, Soyo became a wholly owned subsidiary of the Company.

Soyo, Inc. commenced its business in 1999. It is engaged in the wholesale distribution of computer components and peripherals to other distributors and retailers in North and South America. The business generally includes imports of computer components from other vendors, marketing and sales of the products to various computer superstores and distributors, provision of technical supports and repair warranty in North and South America. Soyo is a well-known brand name of motherboard products and has achieved outstanding reputation in Europe, US, and China. Soyo products have received many outstanding performance awards from numerous computer magazines.

For the year ended December 31, 2001, the Company had sales of $63,091,190 with a net loss of $390,404. In addition, as of December 31, 2001, the Company had current assets comprised of cash, certificate of deposit of about $1,168,450, inventories of about $14,601,000, accounts receivables of about $9,978,000 and other prepayment and deposits of about $562,000. Trade payables were approximately $21,191,000.